Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BofI Holding, Inc.
San Diego, CA
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-202187) and Forms S-8 (No. 333-199691 and 333-124702) of BofI Holding, Inc. of our reports dated August 24, 2016, relating to the consolidated financial statements, and the effectiveness of BofI Holding, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
San Diego, California

August 24, 2016